EXHIBIT 2.1

                          AGREEMENT AND PLAN OF MERGER

     THIS AGREEMENT AND PLAN OF MERGER (the "Agreement") is entered into this 4th day of February, 2000 among Asia Properties, Inc., a Nevada corporation ("API-Nevada"), and Asia Properties Investments, Inc., a British Virgin Islands company and newly formed first-tier wholly owned subsidiary of API-Nevada ("API-BVI").




                                    RECITALS

     WHEREAS, the respective Boards of Directors of API-Nevada and API-BVI have each determined that the merger of API-Nevada with and into API-BVI (the "Merger") is advisable and is in their best interests and in the best interests of their respective shareholders, and such Boards of Directors have approved such Merger, upon the terms set forth in this Agreement;

     WHEREAS, pursuant to the terms of this Agreement, upon the consummation of the Merger, API-BVI will issue to the shareholders of API-Nevada, with respect to their ownership of all of the shares of common stock, par value $.001 per share, of API-Nevada ("API-Nevada Common Stock"), capital shares, par value $.01 per share, of API-BVI ("API-BVI Capital Shares") as set forth in Section 2.1 hereof;

     WHEREAS, pursuant to the terms of this Agreement, upon the consummation of the Merger, any outstanding options exercisable for shares of API-Nevada Common Stock shall become exercisable for an equal number of shares of API-BVI Capital Shares;

     WHEREAS, API-BVI and API-Nevada, desire to make certain covenants and agreements in connection with the transactions contemplated hereby; and

     NOW, THEREFORE, in consideration of the covenants and agreements set forth herein, and intending to be legally bound hereby, the parties hereto agree as follows:

                                    ARTICLE I

                                   THE MERGER

     Section  1.1     The  Merger.  Upon the terms  set forth in this Agreement,
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and  in  accordance  with  the  corporate  laws of Nevada and the British Virgin
Islands, API-Nevada shall be merged with and into API-BVI at the Effective Time (as defined in Section 1.2). Following the Merger, the separate corporate existence of API-Nevada shall cease and API-BVI shall continue as the surviving corporation (the "Surviving Corporation") and shall succeed to and assume all the rights and obligations of API-Nevada in accordance with the corporate laws of Nevada and the British Virgin Islands.

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     Section  1.2     Effective  Time.  The  parties  shall  execute  and file a
                      ---------------
certificate of merger or other appropriate documents (in any such case, the "Certificate of Merger") in accordance with the relevant provisions of the corporate laws of Nevada and the British Virgin Islands and shall make all other filings or recordings required under the corporate laws of Nevada and the British Virgin Islands. The Merger shall become effective at such time as the Certificate of Merger is duly filed with the Nevada Secretary of State and the Registrar of Companies in the British Virgin Islands, or at such subsequent time as the parties shall agree, which subsequent time shall be specified in the Certificate of Merger (the time the Merger becomes effective being hereinafter referred to as the "Effective Time").

     Section  1.3     Effects  of  the Merger.  At and after the Effective Time,
                      -----------------------
the Merger shall have the effects set forth in the corporate laws of Nevada and the British Virgin Islands. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, powers and franchises of API-Nevada and API-BVI shall be vested in the Surviving Corporation, and all debts, liabilities and duties of API-BVI and API-Nevada shall become the debts, liabilities and duties of the Surviving Corporation.





     Section 1.4     Memorandum and Articles of Association.  The memorandum and
                     --------------------------------------
articles of association of API-BVI as in effect at the Effective Time shall be the memorandum and articles of association of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

     Section  1.5     Directors  and  Officers  of  Surviving  Corporation.  The
                      ----------------------------------------------------
directors and officers of API-Nevada immediately prior to the Effective Time shall be the directors and officers of the Surviving Corporation in the same capacities, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

     Section  1.6     Rights  of  Dissent.  Each  shareholder of API-Nevada from
                      -------------------
whom API-Nevada does not receive a consent to the Merger will be notified of his, her or its right to dissent pursuant to Section 92A.300 to 92A.500 of the Nevada General Corporation Law and the Surviving Corporation shall be responsible for all claims made pursuant to API-Nevada shareholders rights of dissent.

     Section  1.7     Obligations of API-Nevada Not to Issue its Securities.  As
                      -----------------------------------------------------
of the date of this Agreement and until the Effective Time, API-Nevada shall not, unless mutually agreed to by the parties hereto, issue any additional shares of common stock to any person or entity whatsoever, including as a result of having previously issued any warrants to acquire common stock, any options to acquire its securities as a result of any employee stock option plan or otherwise, or pursuant to any employee benefit plan.


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                                   ARTICLE II

          EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE CONSTITUENT
                    CORPORATIONS AND EXCHANGE OF CERTIFICATES

     Section  2.1     Effect on Capital Stock.  At the Effective Time, by virtue
                      -----------------------
of  the  Merger:

          (a)     Conversion  of  API-Nevada  Common Stock.  The total number of
                  ----------------------------------------
     shares of BVI-Nevada Common Stock issued and outstanding immediately prior to the Effective Time shall be automatically converted into a total of 5,921,434 API-BVI Capital Shares on a pro rata basis to the holders of
     API-Nevada  Common  Stock.  At the  Effective  Time,  all  such  shares  of
     API-Nevada Common Stock shall cease to be outstanding and shall automatically be canceled and retired and shall cease to exist, and the holders of API-Nevada Common Stock shall thereafter cease to have any rights with respect to such shares of API-Nevada Common Stock.

          (b)     Options  to  Purchase  API-Nevada  Common  Stock.  Any options
                  ------------------------------------------------
     exercisable for shares of API-Nevada Common Stock issued and outstanding immediately prior to the Effective Time shall become exercisable for an equal number of API-BVI Capital Shares in accordance with the terms of such options.

          (c)     Outstanding  Stock of API-BVI.  At the Effective Time, the one
                  -----------------------------
     API-BVI Capital Share presently issued and outstanding in the name of API-Nevada shall be canceled and resume the status of an authorized and unissued API-BVI Capital Share, and no API-BVI Capital Shares or other securities of API-BVI shall be issued in respect thereof.

     Section 2.2   Exchange of Certificates. From and after the Effective
                   ------------------------
Time, all of the outstanding certificates which prior to that time represented shares of API-Nevada Common Stock shall be deemed for all purposes to evidence ownership and represent the API-BVI Capital Shares into which the shares of API-Nevada Common Stock represented by such certificates have been converted as herein provided. The registered owner on the books and records of API-Nevada or its transfer agent or any such outstanding stock certificate shall, until such certificate shall have been surrendered for transfer or otherwise accounted for to API-BVI or its transfer agent, have and be entitled to exercise any voting and other rights with respect to and to receive any dividend and other distributions upon the API-BVI Capital Shares evidenced by such outstanding certificate as above provided.

     Section  2.3     Further  Assurances.  If  at  any time after the Effective
                      -------------------
Time, any further assignments or assurances in law or any other things are necessary or desirable to vest or to perfect or confirm of record in the Surviving Corporation the title to any property or rights of either API-BVI or API-Nevada, or otherwise to carry out the purposes and provisions of this Agreement, the officers and directors of the Surviving Corporation are hereby authorized and empowered, in the name of and on behalf of API-BVI and API-Nevada, to execute and deliver any and all things necessary or proper to vest or perfect or confirm title to such property or rights in the Surviving Corporation, and otherwise to carry out the purposes and provisions of this Agreement.

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                                   ARTICLE III

                      CONDITIONS; ABANDONMENT AND DEFERRAL

     Section  3.1     Conditions.  The  obligation  of the parties to effect the
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transactions  contemplated  hereby  is  subject to satisfaction of the following conditions (any or all of which may be waived by either of the parties in its respective discretion to the extent permitted by law):

          (a) the Merger shall have been approved by the shareholders of API-Nevada in accordance with applicable provisions of the Nevada General Corporation Law;

          (b) the Merger shall have been approved by the sole shareholder of API-BVI in accordance with applicable provisions of the laws of the British Virgin Islands;

          (c) any and all consents, permits, authorizations, approvals and orders deemed in the sole discretion of API-Nevada to be material to consummation of the Merger shall have been obtained;

          (d) the securities issued by API-BVI in the Merger shall be issued pursuant to an effective registration statement under the Securities Act of 1933, as amended; and

          (e) any other requirements under applicable laws of Nevada and the British Virgin Islands shall have been satisfied in connection with the Merger.

     Section  3.2     Abandonment or Deferral.  At any time before the Effective
                      -----------------------
Time, this Agreement may be terminated and the Merger may be abandoned by the Board of Directors of API-Nevada, notwithstanding the approval of the Merger by the shareholders of API-Nevada or the consummation of the Merger may be deferred for a reasonable period of time if, in the opinion of the Board of Directors of API-Nevada, such action would be in the best interest of the parties hereto. In the event of termination of this Agreement, this Agreement shall become void and of no effect and there shall be no liability on the part of either party or its Board of Directors or shareholders with respect thereto.

                                   ARTICLE IV

                                  MISCELLANEOUS

     Section  4.1     Counterparts  and  Facsimile  Signatures.  In  order  to
                      ----------------------------------------
facilitate the execution of this Agreement, the same may be executed in any number of counterparts and signature pages may be delivered by telefax.

     Section  4.2     Assignment.  Neither  this Agreement nor any right created
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hereby  shall  be  assignable by API-Nevada or API-BVI without the prior written consent of the other parties. Nothing in this Agreement, express or implied, is intended to confer upon any person, other than the parties hereby and their respective successors, assigns, heirs, executors, administrators, or personal representatives, any rights or remedies under or by reason of this Agreement.



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     Section  4.3     Entire  Agreement.  This Agreement and the other documents
                      -----------------
delivered pursuant hereby constitute the full and entire understanding and agreement between the parties with regard to the subject hereof and no party shall be liable or bound to any other in any manner by any covenants or agreements except as specifically set forth herein. All prior agreements and understandings are superseded by this Agreement.

     Section  4.4     Governing Law; Venue.  This Agreement shall be governed by
                      --------------------
the laws of the State of Nevada, except that the laws of the British Virgin Islands shall govern as to matters of corporate law pertaining to API-BVI. Any action brought to enforce this Agreement or any term thereof shall be brought in a court of competent jurisdiction in California and each party hereto affirmatively agrees to submit to the jurisdiction in that state.

     Section  4.5     Severability.  In  case  any  provision  of this Agreement
                      ------------
shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     IN WITNESS WHEREOF, this Agreement is hereby duly executed by each party hereto as of the date first written above.

API-BVI:

ASIA  PROPERTIES  INVESTMENTS,  INC.,
a  British  Virgin  Islands  company

By:/s/  Daniel  S.  McKinney
  --------------------------
Name  and  Title:  Daniel  S.  McKinney,  President
                   --------------------------------
API-Nevada:

ASIA  PROPERTIES,  INC.,
a  Nevada  corporation

By:/s/  Daniel  S.  McKinney
  --------------------------
Name  and  Title:  Daniel  S.  McKinney,  President
                   --------------------------------

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